EXHIBIT 23.3

Independent Auditors’ Consent

We consent to the use of our report dated October 23, 2002, with respect to the consolidated balance sheet of Rawlings Sporting Goods Company, Inc. and subsidiaries as of August 31, 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended August 31, 2002, incorporated herein by reference in this registration statement (No. 333-            ) on Form S-8 of K2, Inc.

St. Louis, Missouri

December 18, 2003

/s/ KPMG LLP